EXHIBIT 5


                          [SASM&F Letterhead]



                                    April 12, 2000




Net Perceptions, Inc.
7901 Flying Cloud Drive
Minneapolis, Minnesota 55344

                  Re:   Registration Statement on Form S-8

Dear Ladies and Gentlemen:

            We have acted as special counsel to Net Perceptions, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Act"), 268,297 shares (the "Shares") of Common Stock, par value $.0001 per share of the Company ("Common Stock"), issuable upon the exercise of options granted under Knowledge Discovery One, Inc.'s 1996 Stock Option/Stock Issuance Plan (the "Plan") and assumed by the Company ("Options") pursuant to the Agreement and Plan of Merger dated as of January 15, 2000 by and among the Company, Kentucky Acquisition Corporation and Knowledge Discovery One, Inc. (the "Merger Agreement").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

            In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement,
(iii) the Certificate of Merger dated February 14, 2000 filed with the Delaware Secretary of State in connection with the merger provided for in the Merger Agreement, (iv) the Plan, (v) the Amended and Restated Certificate of Incorporation and the By-Laws of the Company, each as currently in effect, (vi) a specimen certificate representing Common Stock, in the form incorporated by reference as Exhibit 4.1 to the Registration Statement (the "Specimen Certificate") and (vii) certain resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement, the issuance of the Shares and certain related matters. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

            We have also assumed that each option agreement setting forth the terms of each Option (each, an "Option Agreement") is consistent with the Plan and was duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the exercise of each such Option will be in an amount at least equal to the par value of such Shares.

            The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when Shares have been paid for and certificates therefor in the form of the Specimen Certificate have been issued and delivered pursuant to the exercise, in accordance with the terms of the Plan and the applicable Option Agreement, of an Option duly granted under the Plan, such Shares will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

                             Very truly yours,

                             /s/ Skadden, Arps Slate, Meagher & Flom LLP